Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

ARIZONA LAND INCOME CORPORATION

(an Arizona corporation)

(Effective as of March 31, 1988)

(as amended on March 22, 2005)

ARTICLE I

OFFICES

1. Known Place of Business.

The known place of business of the Corporation, which shall also be known as its principal place of business, shall be at the address so designated in the Articles of Incorporation, or if no address is so designated, at the address of the Corporation’s statutory agent as set forth in the Articles of Incorporation. The address of the Corporation’s known place of business may be changed from time to time by the Board in the manner provided in the Arizona Revised Statutes and without amending the Articles of Incorporation.

2. Other Offices.

In addition to its known place of business, the Corporation may maintain offices at such other place or places, either within or without the State of Arizona, as may be designated from time to time by the Board, or as the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS

1. Annual Meeting.

The annual meeting of the shareholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At the annual meeting, shareholders shall elect directors and transact such other business as may properly come before the meeting. Any previously scheduled annual meeting of the shareholders may be postponed by resolution of the Board upon public notice given on or prior to the date previously scheduled for such annual meeting of shareholders.

2. Special Meeting.

Special meetings of the shareholders may be called for any purpose or purposes at any time by the Chairman of the Board, the President, any Vice President or the Board, and shall be called by the Chairman of the

Board or the President at the request of the holders of not less than one-tenth (1/10) of all outstanding stock of the Corporation entitled to vote at such meeting, or otherwise as provided by the Arizona Revised Statutes and Section 12 of Article II of these Bylaws.

3. Place of Meeting.

Annual and special meetings of the shareholders shall be held at the principal place of business of the Corporation, unless a different place, either within or without the State of Arizona, is specified in the notice of such meeting, or in the event of a waiver of notice of such meeting in such waiver of notice.

4. Notice of Meeting.

Written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at such meeting not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by an officer of the Corporation at the direction of the person or persons calling the meeting. If mailed, notice shall be deemed to be delivered when mailed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation. Notice need not be given of an adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, provided that such adjournment is for less than thirty (30) days and further provided that a new record date is not fixed for the adjourned meeting, in either of which events, written notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at such meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally noticed. A written waiver of notice, whether given before or after the meeting to which it relates, shall be equivalent to the giving of notice of such meeting to the shareholder or shareholders signing such waiver. Attendance of a shareholder at a meeting shall constitute a waiver of notice of such meeting, except when the shareholder attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

5. Fixing Date for Determination of Shareholders Record.

In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix in advance a record date, which shall not be more than seventy (70) nor less than ten (10) days prior to the date of such meeting or such action, as the case may be. If the Board has not fixed a record date for determining the shareholders entitled to notice of or to vote at a meeting of shareholders, the record date shall be at four o’clock in the afternoon on the day before the day on which notice is given, or if notice is waived, at the commencement of the meeting. If the Board has not fixed a record date for determining the shareholders entitled to express consent to corporate action in writing without a meeting, the record date shall be the time of the day on which the first written consent is served on the Corporation in the manner provided by the Arizona Revised Statutes. If the Board has not fixed a record date for determining shareholders for any other purpose, the record date shall be at the close of business on the day before the Board adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting if such adjournment or adjournments do not exceed thirty (30) days in the aggregate; provided, however, that the Board may fix a new record date for the adjourned meeting.

6. Voting Record.

The Secretary or other officer having charge of the stock transfer books of the Corporation shall make, or cause to be made, a complete record of the shareholders entitled to vote at a meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each shareholder. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by the shareholders during the entire time of the meeting for the purposes thereof. Failure to comply with the requirements of this Section 6, however, shall not affect the validity of any action taken at any such meeting.

7. Quorum and Manner of Acting.

At any meeting of the shareholders, the presence, in person or by proxy, of the holders of a majority of the outstanding stock entitled to vote shall constitute a quorum. All shares represented and entitled to vote on any single subject matter which may be brought before the meeting shall be counted for quorum purposes. Only those shares entitled to vote on a particular subject matter shall be counted for the purpose of voting on that subject matter. Business may be conducted once a quorum is present and may continue to be conducted until adjournment sine die, notwithstanding the withdrawal or temporary absence of shareholders leaving less than a quorum. Except as otherwise provided in the Arizona Revised Statutes, the affirmative vote of the holders of a majority of the shares of stock then represented at the meeting and entitled to vote on the subject matter under consideration shall be the act of the shareholders; provided, however, that if the shares of stock then represented are less than the number required to constitute a quorum, the affirmative vote must be such as would constitute a majority if a quorum were present, except that the affirmative vote of the holders of a majority of the shares of stock then present is sufficient in all cases to adjourn a meeting.

8. Voting of Shares of Stock.

Each shareholder shall be entitled to one vote or corresponding fraction thereof for each share of stock or fraction thereof standing in his or her name on the books of the Corporation on the record date. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact, but no such proxy shall be voted or acted upon after eleven (11) months from the date of its execution unless the proxy provides for a longer period. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares of stock entitled to vote in the election of directors of such other corporation is held directly or indirectly by the Corporation, shall neither be entitled to vote nor counted for quorum purposes; provided, however, that the foregoing shall not be construed as limiting the right of the Corporation to vote its own stock when held by it in a fiduciary capacity. Shares of stock standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the board of directors of such other corporation may determine. Shares of stock standing in the name of an administrator, executor, guardian, conservator, trustee, receiver, trustee in bankruptcy or assignee for the benefit of creditors may be voted by such person, either in person or by proxy. Shares of stock held by an administrator, executor, guardian or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into his or her name. Shares of stock held by a trustee, other than a trustee in bankruptcy, may not be voted by such trustee without a transfer of such shares into his or her name. Shares of stock held by or under the control of a receiver or trustee in bankruptcy may be voted by such receiver or trustee, either in person or by proxy, without a transfer thereof into his or her name if authority so to do is contained in an appropriate order of the court by which such receiver or trustee was appointed. A person whose stock is pledged shall be entitled to vote such stock unless the stock has been transferred into the name of the pledgee on the books of the Corporation, in which case only the pledgee or his or her proxy shall be entitled to vote such stock. If shares of stock stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, tenants by community property or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares of stock, unless the Corporation is given written notice in the manner required by the Arizona Revised Statutes to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (i) if only one votes, his or her act binds all; (ii) if more than one vote, the act of the majority so voting binds all; and (iii) if more than one vote, but the vote is evenly split on any particular matter, each faction may vote the shares in question proportionally. If any tenancy is held in unequal interests, the majority or even split, for the purpose of the preceding sentence, shall be a majority or even split in interest. Unless demanded by a shareholder present in person or by proxy at any meeting of the shareholders and entitled to vote thereat, or unless so directed by the chairman of the meeting, the vote thereat on any question need not be by ballot. If such demand or direction is made, a vote by ballot shall be taken, and each ballot shall be signed by the shareholder voting, or by his or her proxy, and shall state the number of shares voted.

9. Organization.

At each meeting of the shareholders, the Chairman of the Board, or, if he or she is absent therefrom, the President, or, if he or she is absent therefrom, another officer of the Corporation chosen as chairman of such meeting by a majority in voting interest of the shareholders present in person or by proxy and entitled to vote thereat, or, if all the officers of the Corporation are absent therefrom, a shareholder of record so chosen, shall act as chairman of the meeting and preside thereat. The Secretary, or, if he or she is absent from the meeting or is required pursuant to the provisions of this Section 9 to act as chairman of such meeting, the person (who shall be an Assistant Secretary, if any and if present) whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep the minutes thereof.

10. Order of Business.

The order of business at each meeting of the shareholders shall be determined by the chairman of such meeting, but the order of business may be changed by the vote of a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat.

11. Election of Directors.

At each election of Directors, each shareholder entitled to vote thereat shall have the right to vote, in person or by proxy, the number of shares of stock owned by such shareholder for as many persons as there are Directors to be elected and for whose election he or she has a right to vote, or to cumulate his or her votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his or her shares of stock shall equal, or by distributing such votes on the same principle among any number of candidates. The candidates receiving the greatest number of votes, up to the number of Directors to be elected, shall be the Directors.

12. Action By Shareholders Without a Meeting.

Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by all shareholders entitled to vote with respect to the subject matter thereof.

13. Irregularities.

All informalities and irregularities at any meeting of the shareholders with respect to calls, notices of meeting, the manner of voting, the form of proxies and credentials, and the method of ascertaining those present shall be deemed waived if no objection is made at the meeting.

ARTICLE III

BOARD OF DIRECTORS

1. General Powers.

The business and affairs of the Corporation shall be managed by the Board of Directors, a majority of whom shall be Unaffiliated Directors. An Unaffiliated Director shall mean a Director who (i) is not affiliated, directly or indirectly, with the Advisor, Underwriter or Sponsor of the Corporation, whether by an ownership interest in, employment by, any business relationship with, and does not serve as an officer or director of the Advisor, Underwriter or Sponsor; and (ii) does not perform any other services for the Corporation except as a Director.

2. Number and Term of Office.

Subject to the requirements of the Arizona Revised Statutes, the Board may from time to time determine the number of Directors. Until the Board shall otherwise determine, the number of Directors shall be that number comprising the initial Board as set forth in the Articles of Incorporation. Each Director shall hold office until his or her successor is elected, or until his or her death, or until his or her earlier resignation or removal in the manner hereinafter provided.

3. Place of Meeting.

The Board may hold its meetings at such place or places, within or without the State of Arizona, as the Board may from time to time by resolution determine or as shall be designated in any notices or waivers of notice thereof. Any such meeting, whether regular or special, may be held by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting.

4. First Meeting.

As soon as practicable after each annual election of Directors and on the same day, the Board may meet for the purpose of organization and the transaction of other business at the place where regular meetings of the Board are held, and no notice of such meeting shall be necessary in order to legally hold the meeting, provided that a quorum is present. If such meeting is not held as provided above, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for a special meeting of the Board, or in the event of waiver of notice as specified in the written waiver of notice.

5. Regular Meetings.

Regular meetings of the Board may be held without notice at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday in Arizona, the meeting that would otherwise be held on that day shall be held at the same hour on the next succeeding business day.

6. Special Meetings; Notice.

Special meetings of the Board shall be held whenever called by the Chairman of the Board, the President, any Vice President, the Secretary or a majority of the Directors at the time in office. Notice shall be given, in the manner hereinafter provided, of each such special meeting, which notice shall state the time and place of such meeting, but need not state the purposes thereof. Except as otherwise provided in Section 7 of this Article III, notice of each such meeting shall be mailed to each Director, addressed to him or her at his or her residence or usual place of business, at least two (2) days before the day on which such meeting is to be held, or shall be sent addressed to him or her at such place by telegraph, cable, wireless or other form of recorded communication or delivered personally or by telephone not later than the day before the day on which such meeting is to be held. A written waiver of notice, whether given before or after the meeting to which it relates, shall be equivalent to the giving of notice of such meeting to the Director or Directors signing such waiver. Attendance of a Director at a special meeting of the Board shall constitute a waiver of notice of such meeting, except when he or she attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

7. Quorum and Manner of Acting.

A majority of the whole Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise specified in these Bylaws, and except also as otherwise expressly provided by the Arizona Revised Statutes, the vote of a majority of the Directors present at any such meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum from any such meeting, a majority of the Directors present thereat may adjourn such meeting from time to time to another time or place, without notice other than announcement at the meeting, until a quorum shall be present thereat. The Directors shall act only as a Board and the individual Directors shall have no power as such.

8. Organization.

At each meeting of the Board, the Chairman of the Board, or, if he or she is absent therefrom, the President, or if he or she is absent therefrom, a Director chosen by a majority of the Directors present thereat, shall act as chairman of such meeting and preside thereat. The Secretary, or if he or she is absent, the person (who shall be an Assistant Secretary, if any and if present) whom the chairman of such meeting shall appoint, shall act as Secretary of such meeting and keep the minutes thereof.

9. Action by Directors Without a Meeting.

Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by all Directors entitled to vote with respect to the subject matter thereof.

10. Resignations.

Any Director may resign at any time by giving written notice of his or her resignation to the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Chairman of the Board, the President or the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

11. Removal of Directors.

Directors may be removed, with or without cause, as provided from time to time by the Arizona Revised Statutes as then in effect.

12. Vacancies.

Vacancies and any newly created directorship may be filled by a majority of the Directors then in office, including any Director whose resignation from the Board becomes effective at a future time, provided that the number of Directors then in office is not less than a quorum of the whole Board, or by a sole remaining Director; provided, however, that in the case of Unaffiliated Directors, the remaining Unaffiliated Director or Unaffiliated Directors shall nominate an individual who, if elected, would qualify as an Unaffiliated Director, and the vacancy shall thereafter be filled by a majority vote of the Directors. If there are no Directors in office, any Officer or any Shareholder or any fiduciary entrusted with responsibility for the person or estate of a Shareholder may call a special meeting of the Shareholders for the purpose of filling vacancies in the Board.

13. Duties of Unaffiliated Directors.

The Unaffiliated Directors of the Corporation shall have the special duties described in this section, which shall be to:

i. Supervise the relationship of the Corporation with the Advisor and evaluate the capability and performance of the Advisor before entering into or renewing any advisory agreement (“Advisory Agreement”). The criteria used to evaluate the performance of the Advisor shall be set forth in the minutes of a meeting of the Board of Directors.

ii. Supervise the performance of the Advisor and the compensation paid to it by the Corporation and ascertain that the provisions of any Advisory Agreement between the Corporation and the Advisor are being carried out.

iii. Determine at least annually that the compensation the Corporation agrees to pay to the Advisor is reasonable in relation to the nature and the quality of services performed.

iv. Determine, from time to time, but at least annually, that the total fees and expenses of the Corporation are reasonable in light of the investment experience of the Corporation, its net assets, its net income, and the fees and expenses of other comparable advisors in real estate. The findings of the Unaffiliated Directors shall be set forth in the minutes of meetings of the Board of Directors.

v. Review the Company’s investment policies and administrative procedures from time to time, but at least annually, to ensure that the Company’s investment policies are being carried out.

vi. Review at least quarterly the Corporation’s borrowing policies and the aggregate borrowings, secured and unsecured, of the Corporation to ensure that such policies and borrowings are reasonable.

vii. Take reasonable steps to ensure that the Company forwards to Shareholders within 120 days from the end of each fiscal year an annual report concerning its operations containing financial statements prepared in accordance with generally accepted accounting principles which are audited and reported by independent certified public accountants.

14. Compensation.

Unless otherwise restricted by the Articles of Incorporation, the Board of Directors shall have the authority to fix the compensation of Directors. In addition, the Board may at any time and from time to time by resolution provide that Directors shall be paid their actual expenses, if any, of attendance at each meeting of the Board. Nothing in this section shall be construed as precluding any Director from serving the Corporation in any other capacity and receiving compensation therefor, but the Board may by resolution provide that any Director receiving compensation for his or her services to the Corporation in any other capacity shall not receive additional compensation for his or her services as a Director.

ARTICLE IV

OFFICERS

1. Number.

The Corporation shall have the following officers: a Chairman of the Board (who shall be a Director), a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as may be elected in accordance with the provisions of Section 2 of this Article. At the discretion of the Board, the Corporation may also have one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person, except the offices of President and Secretary.

2. Election and Term of Office.

The officers of the Corporation shall be elected annually by the Board. Each such officer shall hold office until his or her successor is duly elected or until his or her earlier death or resignation or removal in the manner hereinafter provided.

3. Agents.

In addition to the officers mentioned in Section 1 of this Article IV, the Board may appoint such agents as the Board may deem necessary or advisable, each of which agents shall have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time determine. The Board may delegate to any officer or to any committee the power to appoint or remove any such agents.

4. Removal.

Any officer may be removed, with or without cause, at any time by resolution adopted by a majority of the whole Board.

5. Resignations.

Any officer may resign at any time by giving written notice of his or her resignation to the Board, the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Board, the Chairman of the Board, the President or the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

6. Vacancies.

A vacancy in any office due to death, resignation, removal, disqualification or any other cause may be filled for the unexpired portion of the term thereof by the Board.

7. Chairman of the Board.

The Chairman of the Board shall be the chief executive officer of the Corporation and shall have, subject to the control of the Board, general and active supervision and direction over the business and affairs of the Corporation and over its several officers. The Chairman of the Board shall: (a) preside at all meetings of the shareholders and at all meetings of the Board; (b) make a report of the state of the business of the Corporation at each annual meeting of the shareholders; (c) see that all orders and resolutions of the Board are carried into effect; (d) sign, with the Secretary or an Assistant Secretary, certificates for stock of the Corporation; (e) have the right to sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing, execution or delivery thereof is expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or where any of them are required by law otherwise to be signed, executed or delivered; and (f) have the right to cause the corporate seal, if any, to be affixed to any instrument which requires it. In general, the Chairman of the Board shall perform all duties incident to the office of the Chairman of the Board and such other duties as from time to time may be assigned to him or her by the Board.

8. President.

The President shall have, subject to the control of the Board and the Chairman of the Board, general and active supervision and direction over the business and affairs of the Corporation and over its several officers. At the request of the Chairman of the Board, or in case of his or her absence or inability to act, the President shall perform the duties of the Chairman of the Board and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board. He may sign, with the Secretary or an Assistant Secretary, certificates for stock of the Corporation. He may sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing, execution or delivery thereof is expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or where any of them are required by law otherwise to be signed, executed or delivered, and he may cause the corporate seal, if any, to be affixed to any instrument which requires it. In general, the President shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him or her by the Board or the Chairman of the Board.

9. Vice Presidents.

All Vice Presidents shall have such powers and perform such duties as the Chairman of the Board, the President or the Board may from time to time prescribe and shall perform such other duties as may be prescribed by these Bylaws. At the request of the President, or in case of his or her absence or inability to act, one of the Vice Presidents shall perform the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. In the event that there is more than one Vice President, the Board shall designate which Vice President is to act for the President.

10. Secretary.

The Secretary shall: (a) record all the proceedings of the meetings of the shareholders, the Board and the Executive Committee, if any, in one or more books kept for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be the custodian of all contracts, deeds, documents, all other indicia of title to properties owned by the Corporation and of its other corporate records (except accounting records) and of the corporate seal, if any, and affix such seal to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) sign, with the Chairman of the Board, the President or a Vice President, certificates for stock of the Corporation; (e) have charge, directly or through the transfer clerk or transfer clerks, transfer agent or transfer agents and registrar or registrars appointed as provided in Section 3 of Article VII of these Bylaws, of the issue, transfer and registration of certificates for stock of the Corporation and of the records thereof, such records to be kept in such manner as to show at any time the amount of the stock of the Corporation issued and outstanding, the manner in which and the time when such stock was paid for, the names, alphabetically arranged, and the addresses of the holders of record thereof, the number of shares held by each, and the time when each became a holder of record; (f) upon request, exhibit or cause to be exhibited at all reasonable times to any Director such records of the issue, transfer and registration of the certificates for stock of the Corporation; (g) see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and (h) see that the duties prescribed by Section 6 of Article II of these Bylaws are performed. In general, the Secretary shall perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the President or the Board.

11. Treasurer.

If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board shall determine. The Treasurer shall: (a) have charge and custody of, and be responsible for, all funds, securities, notes and valuable effects of the Corporation; (b) receive and give receipt for moneys due and payable to the Corporation from any sources whatsoever; (c) deposit all such moneys to the credit of the Corporation or otherwise as the Board, the Chairman of the Board or the President shall direct in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws; (d) cause such funds to be disbursed by checks or drafts on the authorized depositories of the Corporation signed as provided in Article VI of these Bylaws; (e) be responsible for the accuracy of the amounts of, and cause to be preserved proper vouchers for, all moneys so disbursed; (f) have the right to require from time to time reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; (g) render to the Chairman of the Board, the President or the Board, whenever they, respectively, shall request him or her so to do, an account of the financial condition of the Corporation and of all his or her transactions as Treasurer; and (h) upon request, exhibit or cause to be exhibited at all reasonable times the cash books and other records to the Chairman of the Board, the President or any of the Directors of the Corporation. In general, the Treasurer shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the President or the Board.

12. Assistant Officers.

Any persons elected as assistant officers shall assist in the performance of the duties of the designated office and such other duties as shall be assigned to them by the Vice President, any Vice President, Secretary or Treasurer, as the case may be, or by the Board, the Chairman of the Board, or the President.

ARTICLE V

COMMITTEES

1. Executive Committee; How Constituted and Powers.

The Board, by resolution adopted by a majority of the whole Board, may designate one or more of the Directors then in office, who shall include the Chairman of the Board, to constitute an Executive Committee, which shall have and may exercise between meetings of the Board all the delegable powers of the Board to the extent not expressly prohibited by the Arizona Revised Statutes or by resolution of the Board; provided, however, that at least a majority of the Executive Committee shall be Unaffiliated Directors, as defined in Section 1 of Article III. The Board may designate one or more Directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. Each member of the Executive Committee shall continue to be a member thereof only during the pleasure of a majority of the whole Board.

2. Executive Committee; Organization.

The Chairman of the Board shall act as chairman at all meetings of the Executive Committee and the Secretary shall act as secretary thereof. In case of the absence from any meeting of the Chairman of the Board or the Secretary, the Committee may appoint a chairman or secretary, as the case may be, of the meeting.

3. Executive Committee; Meetings.

Regular meetings of the Executive Committee may be held without notice on such days and at such places, within or without the State of Arizona, as shall be fixed by resolution adopted by a majority of the Committee and communicated to all its members. Special meetings of the Committee shall be held whenever called by the Chairman of the Board or a majority of the members thereof then in office. Notice of each special meeting of the Committee shall be given in the manner provided in Section 6 of Article III of these Bylaws for special meetings of the Board. Notice of any such meeting of the Executive Committee, however, need not be given to any member of the Committee if waived by him or her in writing or by telegraph, cable, wireless or other form of recorded communication either before or after the meeting, or if he or she is present at such meeting, except when he or she attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Subject to the provisions of this Article V, the Committee, by resolution adopted by a majority of the whole Committee, shall fix its own rules of procedure and it shall keep a record of its proceedings and report them to the Board at the next regular meeting thereof after such proceedings have been taken. All such proceedings shall be subject to revision or alteration by the Board; provided, however, that third parties shall not be prejudiced by any such revision or alteration.

4. Executive Committee; Quorum and Manner of Acting.

A majority of the Executive Committee shall constitute a quorum for the transaction of business, and, except as specified in Section 3 of this Article V, the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the Committee. The members of the Committee shall act only as a committee, and the individual members shall have no power as such.

5. Other Committees.

The Board, by resolution adopted by a majority of the whole Board, may constitute other committees, which shall in each case consist of one or more of the Directors and, at the discretion of the Board, such officers who are not Directors. The Board may designate one or more Directors or officers who are not Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. Each such committee shall have and may exercise such powers as the Board may determine and specify in the respective resolutions appointing them; provided, however, that (a) unless all of the members of any committee shall be Directors, and a majority of the Directors shall be Unaffiliated Directors, as defined in Section 1 of Article III, such committee shall not have authority to exercise any of the powers of the Board in the management of the business and affairs of the Corporation, and (b) if any committee shall have the power to determine the amounts of the respective fixed salaries of the officers of the Corporation or any of them, such committee shall consist of not less than three (3) members and none of its members shall have any vote in the determination of the amount that shall be paid to him or her as a fixed salary. A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Arizona, of its meetings and specify what notice thereof, if any, shall be given, unless the Board shall otherwise by resolution provide.

6. Resignations.

Any member of the Executive Committee or any other committee may resign therefrom at any time by giving written notice of his or her resignation to the Chairman of the Board or the Secretary. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Chairman of the Board or the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

7. Vacancies.

Any vacancy in the Executive Committee or any other committee shall be filled by the vote of a majority of the whole Board.

8. Compensation.

Unless otherwise expressly provided by resolution adopted by the Board, no member of the Executive Committee or any other committee shall receive any compensation for his or her services as a committee member. The Board may at any time and from time to time by resolution provide that committee members shall be paid a fixed sum for attendance at each committee meeting or a stated salary as a committee member. In addition, the Board may at any time and from time to time by resolution provide that such committee members shall be paid their actual expenses, if any, of attendance at each committee meeting. Nothing in this section shall be construed as precluding any committee member from serving the Corporation in any other capacity and receiving compensation therefor, but the Board may by resolution provide that any committee member receiving compensation for his or her services to the Corporation in any other capacity shall not receive additional compensation for his or her services as a committee member.

9. Dissolution of Committees; Removal of Committee Members.

The Board, by resolution adopted by a majority of the whole Board, may, with or without cause, dissolve the Executive Committee or any other committee, and, with or without cause, remove any member thereof.

ARTICLE VI

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS,

SECURITIES OF OTHER CORPORATIONS

1. Execution of Contracts.

Except as otherwise required by law or by these Bylaws, any contract or other instrument may be executed and delivered in the name of the Corporation and on its behalf by the Chairman of the Board, the President, any Vice President or the Treasurer. In addition, the Board may authorize any other officer or officers or agent or agents to execute and deliver any contract or other instrument in the name of the Corporation and on its behalf, and such authority may be general or confined to specific instances as the Board may by resolution determine.

2. Attestation.

Any Vice President, the Secretary, or any Assistant Secretary may attest the execution of any instrument or document by the Chairman of the Board, the President or any other duly authorized officer or agent of the Corporation and may affix the corporate seal, if any, in witness thereof, but neither such attestation nor the affixing of a corporate seal shall be requisite to the validity of any such document or instrument.

3. Loans.

Unless the Board shall otherwise determine, the Chairman of the Board or the President, acting together with any one of the following officers, to-wit: any Vice President, the Treasurer or the Secretary, may effect loans and advances at any time for the Corporation from any bank, trust company or other institution or from any firm or individual and, for such loans and advances, may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, but no officer or officers shall mortgage, pledge, hypothecate or otherwise transfer for security any property owned or held by the Corporation except when authorized by resolution adopted by the Board.

4. Checks, Drafts.

All checks, drafts, orders for the payment of money, bills of lading, warehouse receipts, obligations, bills of exchange and insurance certificates shall be signed or endorsed (except endorsements for collection for the account of the Corporation or for deposit to its credit, which shall be governed by the provisions of Section 5 of this Article VI) by such officer or officers or agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board.

5. Deposits.

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board, the Chairman of the Board, or the President shall direct in general or special accounts at such banks, trust companies, savings and loan associations, or other depositories as the Board may select or as may be selected by any officer or officers or agent or agents of the Corporation to whom power in that respect has been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation. The Board may make such special rules and regulations with respect to such accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

6. Proxies in Respect of Stock or Other Securities of Other Corporations.

Unless otherwise provided by resolution adopted by the Board, the Chairman of the Board, the President or any Vice President may exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, including without limitation the right to vote or consent with respect to such stock or other securities.

ARTICLE VII

PROHIBITED INVESTMENTS AND ACTIVITIES

1. Prohibited Investments and Activities.

The Company shall not:

i. Invest in any Junior Mortgage Loans which for purposes of this Article shall mean any mortgage loan secured or collateralized by a mortgage or deed of trust other than a first mortgage or first deed of trust;

ii. Invest in commodities or commodity futures contracts or effect short sales of commodities or securities, except that investing in interest rate futures or short sales, when used solely for hedging purposes is not prohibited;

iii. Issue securities that are redeemable at the option of the holders thereof;

iv. Grant warrants or options to purchase shares of the corporation’s common stock at an exercise price or for consideration that is less than the fair market value of such shares at the date of grant, or which may be exercisable for a period in excess of ten years from the date of grant, except that warrants or options that are issued ratably to all Shareholders of stock or as part of a financing arrangement are not so prohibited;

v. Engage in trading, as compared with investment, activities;

vi. Issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to service that higher level of debt properly;

vii. Enter into any transaction with an Affiliate, other than as described in the Company’s Registration Statement and Prospectus (File No. 33-20625), except with the express prior approval of a majority of the Unaffiliated Directors. For purposes of this Article, “Affiliated” shall mean, as to any person, any other person who owns beneficially, directly or indirectly, 5% or more of the outstanding capital stock, shares or equity interests of such person or of any other person which controls, is controlled by or is under common control with such person or who is an officer, director, employee, partner or trustee (excluding Unaffiliated Directors not otherwise affiliated with such person) of such person or of any other person which controls, is controlled by or is under common control with such person;

viii. Engage in any activity which would disqualify the Company as a REIT for federal income tax purposes; and

ix. Purchase Mortgage Loans to a single borrower which, in the aggregate, exceed 50% of the Company’s total Mortgage Loan portfolio.

2. Prohibited Borrowing.

The Company shall not issue unsecured and secured borrowings exceeding in total 200% of the Company’s net worth, unless such excess borrowings are non-recourse, are approved by a majority of the Unaffiliated Directors and are disclosed in the Company’s next quarterly report to Shareholders, along with the reasons therefor.

ARTICLE VIII

STOCK

1. Certificates.

Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board, the President, any Vice President and by the Secretary or an Assistant Secretary. The signatures of such officers upon such certificate may be facsimiles if the certificate is manually signed by a transfer agent or registered by a registrar, other than the Corporation itself or one of its employees. If any officer who has signed or whose facsimile signature has been placed upon a certificate has ceased for any reason to be such officer prior to issuance of the certificate, the certificate may be issued with the same effect as if that person were such officer at the date of issue. All certificates for stock of the Corporation shall be consecutively numbered, shall state the number of shares represented thereby and shall otherwise be in such form as shall be determined by the Board, subject to such requirements as are imposed by the Arizona Revised Statutes. The names and addresses of the persons to whom the shares represented by certificates are issued shall be entered on the stock transfer books of the Corporation, together with the number of shares and the date of issue, and in the case of cancellation, the date of cancellation. Certificates surrendered to the Corporation for transfer shall be canceled, and no new certificate shall be issued in exchange for such shares until the original certificate has been canceled; except that in the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board may prescribe.

2. Transfers of Stock.

Transfers of shares of stock of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative or attorney in fact, who shall furnish proper evidence of authority to transfer to the Secretary, or a transfer clerk or a transfer agent, and upon surrender of the certificate or certificates for such shares properly endorsed and payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

3. Regulations.

The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for stock of the Corporation. The Board may appoint, or authorize any officer or officers or any committee to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

ARTICLE IX

DIVIDENDS

The Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares of stock in the manner and upon the terms and conditions provided in the Arizona Revised Statutes.

ARTICLE X

SEAL

A corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of the Corporation. Nevertheless, if in any instance a corporate seal is used, the same shall be in the form of a circle and shall bear the full name of the Corporation and the year and state of incorporation, or words and figures of similar import.

ARTICLE XI

AMENDMENTS

These Bylaws may be repealed, altered or amended, and new Bylaws may be adopted, at any time by the Board or by the vote of the holders of at least a majority of the issued and outstanding voting stock of the Corporation. Provided, however, that the vote of the holders of at least 66 2/3% of the issued and outstanding voting stock of the Corporation will be necessary to repeal, alter or amend Sections 1, 12 or 13 of Article III, Section 1 or 5 of Article V, or any Section of Article VII.